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                                                               EXHIBIT (A)(1)(L)

                             SHAW INDUSTRIES, INC.
                  AMENDMENT TO THE OFFER TO PURCHASE FOR CASH
                  UP TO 12,000,000 SHARES OF ITS COMMON STOCK
 (INCLUDING ASSOCIATED SERIES A PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
           TO INCREASE THE PURCHASE PRICE TO NOT IN EXCESS OF $15.50
                         NOR LESS THAN $13.50 PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 19, 2000,
                     UNLESS THE OFFER IS FURTHER EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Supplement to the Offer to Purchase, dated April 5, 2000, which supplements and amends the Original Offer to Purchase dated March 13, 2000 and the related Supplement to the Letter of Transmittal in connection with the offer by Shaw Industries, Inc., a Georgia corporation, to purchase up to 12,000,000 shares (or such lesser number of shares as are properly tendered) of its common stock, including the associated rights to purchase preferred stock, at a price not in excess of $15.50 nor less than $13.50 per share, net to the seller in cash, without interest, as specified by tendering shareholders, upon the terms and subject to the conditions set forth in the offer.

     Shaw will determine a single per share price that it will pay for shares properly tendered taking into account the number of shares tendered and the prices specified by tendering shareholders. Shaw will select the lowest purchase price that will allow it to buy 12,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered. In determining which shares it will acquire by means of the modified "Dutch Auction," Shaw will add the shares tendered by those shareholders who have indicated their willingness to accept the price determined in the offer to those shares tendered at $13.50. Accordingly, shares tendered at the price determined in the offer will be treated the same as shares tendered at $13.50. No separate consideration will be paid for the preferred stock purchase rights. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, subject to the conditions of the offer, including the proration, odd lot priority and conditional tender provisions. Shares tendered at prices greater than the purchase price and not properly withdrawn and shares not purchased because of proration or conditional tenders will be returned at Shaw's expense promptly after the expiration of the offer. All shares acquired in the offer will be acquired at the purchase price. Shaw reserves the right, in its sole discretion, to purchase more than 12,000,000 shares pursuant to the offer. See Sections 1 and 15 of the Original Offer to Purchase.

     If, prior to the expiration of the offer, more than 12,000,000 shares, or any greater number of shares as Shaw may elect to purchase, are properly tendered and not properly withdrawn, Shaw will purchase shares first from odd lot holders who properly tender their shares at or below the purchase price and then, subject to the conditional tender provisions described in Section 6 of the Original Offer to Purchase, on a pro rata basis from all other shareholders whose shares are properly tendered at or below the purchase price and not withdrawn. If any shareholder tenders shares and does not wish to have the shares purchased subject to proration, the shareholder may tender shares subject to the condition that a specified minimum number of shares (which may be represented by designated stock certificates) be purchased. See Sections 1, 3 and 6 of the Original Offer to Purchase.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE SUPPLEMENT TO THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the offer.
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     Please note the following:

          1. You may tender shares at prices not in excess of $15.50 nor less than $13.50 per share as indicated in the attached Supplement to the Instruction Form, net to you in cash, without interest, or you may agree to accept the purchase price determined in the offer.

          2. You may condition your tender of shares on Shaw purchasing all or a minimum number of your shares.

          3. You may designate the priority in which your shares shall be purchased in the event of proration.

          4. The offer is not conditioned upon any minimum number of shares being tendered. However, this offer is subject to other conditions, as described in the Original Offer to Purchase.

          5. The offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, April 19, 2000, unless Shaw further extends the offer.

          6. The offer is for 12,000,000 shares, constituting approximately 9.0% of the shares outstanding as of February 29, 2000.

          7. Tendering shareholders will not be obligated to pay any brokerage fees or commissions, solicitation fees, or, subject to Instruction 9 of the Supplement to the Letter of Transmittal, stock transfer taxes on Shaw's purchase of shares pursuant to the offer. However, a tendering shareholder who holds shares with the shareholder's custodian may be required by the custodian to pay a service charge or other fee.

          8. If you beneficially own an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price prior to the expiration of the offer and complete the item captioned "Odd Lots" in the attached New Instruction Form, Shaw, upon the terms and subject to the conditions of the offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price.

          9. If you wish to tender portions of your shares at different prices, you must complete a separate Supplement to the Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Supplement to the Letters of Transmittal on your behalf for each price you will accept.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing and returning to us the attached New Instruction Form. WHETHER OR NOT YOU COMPLETED AND RETURNED THE ORIGINAL INSTRUCTION FORM, YOU MUST COMPLETE THE NEW INSTRUCTION FORM INDICATING A TENDER PRICE WITHIN THE RANGE SET FORTH IN THE SUPPLEMENT TO THE OFFER TO PURCHASE IN ORDER TO PROPERLY TENDER YOUR SHARES. An envelope to return your New Instruction Form to us is enclosed. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached New Instruction Form.

     YOUR NEW INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 19, 2000, UNLESS SHAW FURTHER EXTENDS THE OFFER.

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     As described in Section 1 of the Original Offer to Purchase, if more than
12,000,000 shares have been properly tendered at prices at or below the purchase price selected by Shaw and not properly withdrawn prior to the expiration of the offer, Shaw will purchase properly tendered shares in the following order of priority:

          (a) First, Shaw will purchase all shares properly tendered and not withdrawn prior to the expiration of the offer by any odd lot holder who:

             (1) tenders all shares beneficially owned by the odd lot holder at a price at or below the selected purchase price (tenders of less than all shares owned by such shareholder will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Supplement to the Letter of Transmittal and, if applicable, on the Supplement to the Notice of Guaranteed Delivery; and

          (b) Second, after the purchase of all of the shares properly tendered by odd lot holders, subject to the conditional tender provisions described in Section 6 of the Original Offer to Purchase, Shaw will purchase all other shares tendered properly at prices at or below the selected purchase price properly on a pro rata basis.

     Consequently, all of the shares that you tender in the offer may not be purchased even if you tendered shares at prices at or below the purchase price.

     You may condition your tender on Shaw purchasing a minimum number of your tendered shares. In such case, if as a result of the preliminary proration provisions in the Original Offer to Purchase, Shaw would purchase less than such minimum number of your shares, then Shaw will not purchase any of your shares, except as provided in the next sentence. In such case, if as a result of shares conditionally tendered not being purchased the total number of shares that would have been purchased is less than 12,000,000, Shaw will select, by random lot, shares for purchase from shareholders who conditionally tendered shares for which the condition, based on a preliminary proration, has not been satisfied. See Section 1 of the Original Offer to Purchase.

     The offer is being made solely pursuant to the Original Offer to Purchase (as amended by the Supplement to the Offer to Purchase) and the related Supplement to the Letter of Transmittal and is being made to all record holders of shares of common stock of Shaw. Shaw is not aware of any state where the making of the offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Shaw becomes aware of any valid state statute prohibiting the making of the offer, Shaw will make a good faith effort to comply with such statute. If, after such good faith effort, Shaw cannot comply with such statute, the offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares in such state. In those jurisdictions whose securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Shaw by the Dealer Manager for the offer or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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

                              NEW INSTRUCTION FORM
                            FOR TENDER OF SHARES OF
                             SHAW INDUSTRIES, INC.

    NOTE: WHETHER OR NOT YOU COMPLETED AND RETURNED THE ORIGINAL INSTRUCTION FORM, YOU MUST COMPLETE AND RETURN THIS NEW INSTRUCTION FORM INDICATING A TENDER PRICE WITHIN THE RANGE SET FORTH IN THE SUPPLEMENT TO THE OFFER TO PURCHASE IN ORDER TO PROPERLY TENDER YOUR SHARES.

    Please tender to Shaw Industries, Inc., on (our) (my) behalf, the number of shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Original Offer to Purchase of Shaw dated March 13, 2000, as amended by the Supplement to the Offer to Purchase dated April 5, 2000, and the related Supplement to the Letter of Transmittal, the receipt of each of which is acknowledged.

                        NUMBER OF SHARES TO BE TENDERED:
                                            SHARES*
                            ---------------

* Unless otherwise indicated, it will be assumed that all shares held by us for your benefit are to be tendered.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

   (Shareholders who desire to tender shares at more than one price must complete a separate New Instruction Form for each price at which shares are tendered.)

         [ ] $13.50    [ ] $14.00   [ ] $14.50   [ ] $15.00   [ ] $15.50
         [ ] $13.75    [ ] $14.25   [ ] $14.75   [ ] $15.25

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

 [ ] The undersigned wants to maximize the chance of having Shaw purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Shaw in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $13.50.
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                                    ODD LOTS

        To be completed ONLY if the shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares, including any shares held in the Dividend Reinvestment Plan. The undersigned either (check one box):

   [ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered;

        OR

   [ ] is a broker dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

   In addition, the undersigned is tendering shares either (check one box):

   [ ] at the price per share indicated below under "Price (in Dollars) Per Share At Which Shares Are Being Tendered."

        OR

   [ ] at the purchase price, as the same shall be determined by Shaw in accordance with the terms of the offer (persons checking this box need not indicate the price per share below);

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                               CONDITIONAL TENDER

   [ ] A tendering shareholder may condition his or her tender of shares upon Shaw purchasing a specified minimum number of shares tendered, all as described in the Original Offer to Purchase, particularly in
       Section 6. Unless at least that minimum number of shares you indicate below is purchased by Shaw pursuant to the terms of the offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

  Minimum number of shares to be sold:
                                      ------------------------.


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THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SHAW'S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER. HOWEVER, NEITHER SHAW NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OF ANY TENDER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

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                 SIGNATURE(S)                                                ADDRESS

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         PLEASE TYPE OR PRINT NAME(S)                                  (INCLUDING ZIP CODE)


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                                                                  AREA CODE AND TELEPHONE NUMBER


----------------------------------------------            Date:-----------------------------------, 2000
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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